Exhibit 21

Subsidiaries of the Registrant: Consolidated-Tomoka Land Co.

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	93.475(1)
Indigo Development LLC	Florida	100.0(3)
Palms Del Mar Inc.	Florida	100.0
Indigo International LLC	Florida	100.0(3)
Tomoka Ag Inc.	Florida	0.0 (2)
Indigo Grand Champion One LLC	Florida	100.0(4)
Indigo Grand Champion Two LLC	Florida	100.0(4)
Indigo Grand Champion Three LLC	Florida	100.0(4)
Indigo Grand Champion Four LLC	Florida	100.0(4)
Indigo Grand Champion Five LLC	Florida	100.0(4)
Indigo Grand Champion Six LLC	Florida	100.0(4)
Indigo Grand Champion Ten LLC	Florida	100.0(4)
Indigo Henry LLC	Florida	100.0(3)
Indigo Mallard Creek LLC	Florida	100.0(5)
Indigo Melbourne LLC	Florida	100.0(5)
Indigo Sanford LLC	Florida	100.0(5)
Bluebird 14 Holdings LLC	Delaware	100.0(3)
Bluebird Arrowhead Phoenix LLC	Delaware	100.0(7)
Bluebird BWW Phoenix LLC	Delaware	100.0(6)
Bluebird Capital Circle LLC	Delaware	100.0(6)
Bluebird Chase Chicago LLC	Delaware	100.0(6)
Bluebird Germantown MD LLC	Delaware	100.0(7)
Bluebird Metrowest Orlando LLC	Delaware	100.0(3)
Bluebird North La Habra LLC	Delaware	100.0(6)
Bluebird North Los Alamitos LLC	Delaware	100.0(6)
Bluebird North Walnut LLC	Delaware	100.0(6)
Bluebird North Yorba Linda LLC	Delaware	100.0(6)
Bluebird Renton WA LLC	Delaware	100.0(7)
Bluebird South Garden Grove LLC	Delaware	100.0(6)
Bluebird South Laguna LLC	Delaware	100.0(6)
Bluebird South Puerta Real Mission Viejo LLC	Delaware	100.0(6)
Bluebird South Trabuco Mission Viejo LLC	Delaware	100.0(6)
Bluebird South Westminster LLC	Delaware	100.0(6)
Bluebird WAG Boulder LLC	Delaware	100.0(6)
Bluebird WAG Palm Bay LLC	Delaware	100.0(6)
CTLC Cypress Point LLC	Delaware	100.0(3)
CTLC Golden Arrow Southlake Building LLC	Delaware	100.0(3)
CTLC Golden Arrow Southlake Ground LLC	Delaware	100.0(3)
CTLC Golden Arrow Katy LLC	Delaware	100.0(7)
Golden Arrow 6 LLC	Delaware	100.0(3)
Golden Arrow Charlotte LLC	Delaware	100.0(7)
Golden Arrow Clermont LLC	Delaware	100.0(7)
Golden Arrow Daytona ISB LLC	Delaware	100.0(3)
Golden Arrow First St. Sarasota LLC	Delaware	100.0(3)
Golden Arrow Glenn Atlanta LLC	Delaware	100.0(3)
Golden Arrow Sarasota LLC	Delaware	100.0(3)
Golden Arrow Glendale Developer LLC	Delaware	100.0(3)
Golden Arrow Plantation Oaks LLC	Delaware	100.0(3)
Golden Arrow West LLC	Delaware	100.0(3)
Golden Arrow WPP LLC	Delaware	100.0(8)
CTLC Golden Arrow DFW Airport LLC	Delaware	100.0(3)
LHC14 Old DeLand LLC	Delaware	100.0(3)(10)
LHC15 Atlantic DB JV LLC	Delaware	100.0(3)
LHC15 Glendale AZ LLC	Delaware	100.0(3)

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
LHC15 Raleigh NC LLC	Delaware	100.0(3)
LHC15 Riverside FL LLC	Delaware	100.0(3)
LHC15 Sparrow PR LLC	Delaware	100.0(3)
Daytona JV LLC	Delaware	100.0(9)

1)

Consolidated-Tomoka Land Co. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.

(2)	Tomoka Ag Inc. is 100% owned by Indigo Group Inc.
(3)	Consolidated-Tomoka Land Co. is the Managing Member.
(4)	Palms Del Mar Inc. is the Managing Member.
(5)	Indigo Development LLC is the Managing Member.
(6)	Bluebird 14 Holdings LLC is the Managing Member.
(7)	Golden Arrow 6 LLC is the Managing Member.
(8)	Indigo Group Inc. is the Managing Member.
(9)	LHC15 Atlantic DB JV LLC is the 50% Managing Member. The other 50% Member is an unrelated third party. Fully consolidated VIE as LHC15 Atlantic DB JV LLC is deemed the primary beneficiary.
(10)	Formerly known as Golden Arrow Plaza Retail LLC

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.